Exhibit 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

18 U.S.C. § 1350

I, Louis J. Brothers, Chief Financial Officer of Valley Forge Composite Technologies, Inc. (the “Corporation”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, to my knowledge that:

1.  The Quarterly Report on Form 10-Q of the Corporation for the quarter ended June 30, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: August 14, 2012
By:	/s/ Louis J. Brothers
Louis J. Brothers
President, Chief Executive Officer, Chief Financial Officer, and
Chairman of the Board

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Valley Forge Composite Technologies, Inc. and will be retained by Valley Forge Composite Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.  The information contained in this Exhibit 32.2 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.